UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

Advent Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5637 La Ribera St., Suite A

Livermore, CA 94550

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 455-9400

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADN	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $345.00	ADNWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 30, 2024, Advent Technologies Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated as of July 30, 2024 (the “Purchase Agreement”), with an institutional investor (the “Investor”) pursuant to which, at the closing, the Company will issue to the Investor a senior promissory note in the principal amount of $1,000,000 (the “Senior Note”). The Investor has also committed to provide the Company with a one-year revolving line of credit to the Company for an aggregate maximum principal amount of $2,000,000, contingent upon the Company’s filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to an underwritten or “best efforts” public offering by the Company of its common stock, par value $0.0001 per share (“Common Stock”), and/or Common Stock equivalents registered under the Securities Act of 1933, as amended (the “Securities Act”) for proceeds to the Company of not less than $5,000,000 (a “Qualified Public Equity Offering”). This transaction is referred to herein as the “Financing.” The Company will use the proceeds from the Financing for general corporate purposes, including expenses related to the preparation of its Annual Report on Form 10-K for the year ended December 31, 2023, and expenses to facilitate a Qualified Public Equity Offering.

The Senior Note bears interest at the rate of 18% per annum with the principal and accrued interest due in full on the one-year anniversary of the date of issuance. In addition to customary events of default, the Senior Note provides that an “Event of Default” includes the Company’s failure to definitively reduce the salary of the Company’s Chief Executive Officer by not less than 50% in the aggregate, and the Company’s failure to definitively reduce the salaries of all other employees of the Company and any of its subsidiaries by up to 50% for each such employee. If an event of default occurs, the Investor may accelerate the indebtedness under the Senior Note.

The Purchase Agreement provides for certain conditions to be met in order to effectuate the closing of the Financing, including that (i) the Company file its 2023 Form 10-K with the Securities and Exchange Commission; and (ii) not less than five of the current members of the Company’s Board of Directors resign and that three nominees designated by the Investor be appointed to the Board of Directors. The size of the Board of Directors will also be decreased and fixed at five members. As a result, effective as of the closing of the Financing, (i) each of Nora Goudroupi, Anggelos Skutaris, Larry Epstein, Wayne Threatt and Von McConnell will resign as directors of the Company, and (ii) Katie Field, Richard Paolone and Avtar Dhaliwal will be appointed to the Board of Directors. Effective as of the closing of the Financing, the Class I Directors will be Vassilios Gregoriou and Katie Field, the Class II Directors will be Richard Paolone and Avtar Dhaliwal, and the Class III Director will be Emory DeCastro.

The Purchase Agreement and the Security Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Among other things, the Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Senior Note and Purchase Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, and each of which is incorporated herein in its entirety by reference.

Item 5.01	Change in Control of Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. Upon the closing of the Financing, the Investor acquired control of the Company by appointing a majority of the Company’s Board of Directors.

Item 8.01	Other Events.

A press release, dated August 5, 2024, disclosing the Purchase Agreement and Senior Note referenced above and other information is attached hereto as Exhibit 99.1.

The information furnished under this Item 8.01, including the press release attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Note.

10.1	Securities Purchase Agreement, dated July 30, 2024, by and between Advent Technologies Holdings, Inc. and Corbo Capital Inc.

99.1	Press release issued August 5, 2024.

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2024

Advent Technologies Holdings, Inc.

By:	/s/ Vassilios Gregoriou
Name:	Vassilios Gregoriou
Title:	Chairman and Chief Executive Officer

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